UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2019

THESTREET, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (211) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 12, 2019, TheStreet, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”). As of January 7, 2019, the record date of the Special Meeting, there were a total of 50,197,305 shares of the Company’s common stock issued and outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 47,101,179 shares of the Company’s common stock were represented in person or by proxy, and, accordingly, a quorum was present.

The following is a brief description of each matter voted upon at the Special Meeting, as well as the final number of votes cast for and cast against, as applicable, for each matter, as well as the number of abstentions and broker non-votes, as applicable, with respect to each such matter.

Proposal 1:

The vote to approve the sale by the Company of all of the membership interests of The Deal, L.L.C. on the terms and subject to the conditions set forth in the Membership Interest Purchase Agreement, dated as of December 6, 2018, by and between the Company and Euromoney Institutional Investor PLC, for $87.3 million in cash, subject to adjustment as specified therein (the “Sale”), was as follows:

For	Against	Abstain	Broker Non-Vote

40,128,929	26,677	11,300	6,934,273

Proposal 2:

The vote to approve an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, by a ratio of not less than 1-for-5 and not more than 1-for-20, and a proportionate reduction in the number of authorized shares of common stock, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of the Board of Directors of the Company, was as follows:

For	Against	Abstain	Broker Non-Vote

46,785,948	295,582	19,649	0

Proposal 3:

The vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of the Company’s named executive officers as a result of the consummation of the transactions contemplated by the Membership Interest Purchase Agreement, including the agreements and understandings pursuant to which such compensation may be paid or become payable, was as follows:

For	Against	Abstain	Broker Non-Vote

34,929,961	4,999,031	237,914	6,934,273

Proposal 4:

The vote to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Sale, was as follows:

For	Against	Abstain	Broker Non-Vote

46,778,735	313,820	8,624	0

Although the adjournment proposal was approved, adjournment of the Special Meeting was not necessary because the Company’s stockholders approved the Sale.

The Sale is expected to close on February 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2019

THESTREET, INC.

By:	/s/ Eric Lundberg
Name:	Eric Lundberg
Title:	Chief Financial Officer